SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 29, 2004

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800
Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Item 12.    Results of Operations and Financial Condition

On July 29, 2004, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended June 30, 2004. This press release contains certain non-GAAP financial measures as described therein.

[Caremark Rx, Inc. Letterhead]

FOR IMMEDIATE RELEASE

Contacts:

Caremark Rx, Inc.

Investor Relations

John Jennings, 615/743-6653

or

Gavin Anderson & Company

Media Relations

Gerard Carney, 212/515-1941

Caremark Rx, Inc. Announces Record Second Quarter 2004 Results

Cash Flow from Operations of $499 million in the Second Quarter

Integration of AdvancePCS Acquisition on Track

Management Reaffirms Guidance for 2004

Nashville, TN, July 29, 2004—Caremark Rx, Inc. (NYSE: CMX), today reported diluted earnings per share of $0.30 for the second quarter of 2004. The financial results included integration and other related expenses of $5.0 million ($3.0 million net of taxes) related to the company’s acquisition of AdvancePCS. Excluding these expenses, diluted earnings per share for the quarter were also $0.30, representing an increase of 15% from the second quarter of 2003. Cash flow from operations during the second quarter of 2004 more than tripled to $498.9 million compared to $129.7 million generated during the same period of the prior year.

Due to the completion of the AdvancePCS acquisition on March 24, 2004, Caremark’s second quarter results included the results of AdvancePCS operations for the full quarter. On a pro forma basis, assuming the AdvancePCS results were included in the second quarter of 2003, diluted earnings per share for the second quarter of 2004, excluding integration and other related expenses, increased from $0.24 to $0.30, or by 25%.

Caremark also reaffirmed its previous earnings per share guidance for 2004. Caremark continues to expect 2004 diluted earnings per share, excluding integration and other related expenses, in the range of $1.37 to $1.39 for the year. Caremark continues to expect to achieve the projected synergies associated with the AdvancePCS acquisition of $125 million by the end of 2004.

Second Quarter 2004 Operating Results

Due to the completion of the AdvancePCS acquisition on March 24, 2004, the second quarter results reflected the inclusion of AdvancePCS for the full second quarter of 2004. During the second quarter of 2004, Caremark reported record net revenues of $7.3 billion, an increase of $5.1 billion over the second quarter of 2003.

During the second quarter of 2004, mail pharmacy revenues totaled $2.1 billion, an increase of $1.0 billion, and mail prescriptions totaled 11.4 million, an increase of 5.3 million prescriptions, over the second quarter of 2003. During the second quarter of 2004, retail revenues totaled $5.1 billion, an increase of $4.0 billion, and retail claims totaled 133.9 million, an increase of 111.8 million claims, over the second quarter of 2003.

EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) for the second quarter of 2004, excluding integration and other related expenses, was $281.6 million, an increase of $145.8 million over the second quarter of 2003.

Operating cash flow in the second quarter was $498.9 million compared with $129.7 million in the same period last year, an increase of $369.2 million. Second quarter 2004 cash flow included $55 million from a refund of estimated tax payments made by AdvancePCS prior to the merger, and approximately $75 million related to the reduction of inventory at AdvancePCS. On July 20, 2004, Caremark announced that its Board of Directors had authorized an increase in its stock repurchase program to repurchase up to $750 million of the company’s common stock in the open market. Prior to April 1, 2004, the company had purchased 1.8 million shares at an approximate total cost of $28 million. During the second quarter of 2004, the company repurchased 1.1 million shares, at an approximate total cost of $34 million resulting in no material impact on diluted earnings per share during the second quarter. Since June 30, 2004, the company has repurchased 3.8 million shares at an approximate total cost of $117 million. In total, as of July 28, 2004, the company has repurchased 6.7 million shares at an approximate cost of $179 million.

At June 30, 2004, Caremark reported a net cash position of $272.6 million, reflecting total cash and equivalents of $873.2 million offset by a term loan and senior notes totaling $600.6 million. Capital expenditures totaled $18.2 million during the second quarter of 2004.

“We are very pleased that the second quarter results were in line with our expectations and that we are successfully integrating the operations of AdvancePCS,” said Mac Crawford, Chairman, President and Chief Executive Officer of Caremark. “Our cash flow has been strong and the Board made the decision to authorize the significant increase in share repurchases as an appropriate use of cash, while we evaluate other longer-term strategies for capital deployment, and while we continue the integration of AdvancePCS.”

Second Quarter 2004 Operating Results—Pro Forma

On a pro forma basis, assuming the AdvancePCS acquisition was included in the second quarter of 2003 results, Caremark net revenues increased 4% in the second quarter of 2004. Revenue growth was impacted by Caremark’s higher dispensing rate of generic drugs that have lower prices but result in healthcare cost savings for Caremark’s clients. Second quarter revenues were also impacted by a revenue reduction due to the previously announced renewal of a large contract, and a corresponding change in revenue recognition for this contract from a gross basis to a net basis. Excluding the impact of higher generic dispensing rates and the change in revenue recognition for the contract mentioned above, second quarter revenues would have increased approximately 13% over the pro forma second quarter of 2003.

Mail revenues increased 23% and mail prescriptions increased 11% in the second quarter of 2004 from the pro forma second quarter of 2003. Mail prescriptions represented 20% of total retail-adjusted prescriptions in the second quarter of 2004, up from 19% in the pro forma second quarter of 2003.

Retail revenues in the second quarter of 2004 decreased by 2% from the pro forma second quarter in 2003, reflecting the change in revenue recognition for the contract mentioned above. Retail prescriptions were up slightly in the second quarter of 2004 compared to the pro forma second quarter of 2003.

EBITDA, excluding integration and other related expenses, in the second quarter of 2004 increased by $51.7 million, or 22%, from the pro forma second quarter of 2003. EBITDA per claim in the second quarter of 2004 increased to $1.68, or 20%, over the pro forma second quarter of 2003.

First Half 2004 Operating Results

Due to Caremark’s completion of the AdvancePCS acquisition on March 24, 2004, the six months operating results included the results of AdvancePCS operations from March 24 through June 30, 2004. During the first six months of 2004, Caremark reported net revenues of $10.3 billion, an increase of $6.0 billion over the same period in the prior year. EBITDA for the first six months of 2004, excluding integration and other related expenses, was $456.0 million, an increase of $194.2 million over the same period of 2003. The company’s cash flow from operations for the first half of 2004 totaled $701.9 million, an increase of $434.5 million, or 162% from the same period in 2003.

Diluted earnings per share for the first six months of 2004, excluding integration and other related expenses, increased 22% to $0.61 compared to $0.50 in the first six months of 2003.

First Half 2004 Operating Results—Pro Forma

On a pro forma basis, assuming AdvancePCS was included in the first six months of both 2004 and 2003 results, net revenues were $14.9 billion in the first half of 2004, an increase of 8% from the same period in 2003. Excluding the impact of higher generic dispensing rates and the change in revenue recognition for the contract mentioned above, pro forma revenues for the first six months of 2004 would have increased approximately 14% over the first six months of 2003. On a pro forma basis, EBITDA for the first six months of 2004, excluding integration and other related expenses, was $535.4 million, an increase of 20% from the first six months of 2003. Pro forma diluted earnings per share, excluding integration and other related expenses, were $0.57 for the first half of 2004, an increase of 24% compared to the same period in the prior year.

Outlook and AdvancePCS Integration

Caremark remains comfortable with the guidance provided previously, by quarter, for 2004. For the third quarter of 2004, the company continues to expect diluted earnings per share, before integration and other related expenses, to be in the range of $0.34 to $0.35. For the full year 2004, Caremark continues to expect consolidated net revenue to total $25 to $26 billion and diluted earnings per share, excluding integration and other related expenses, to be in the range of $1.37 to $1.39.

Caremark’s integration of AdvancePCS remains on track and consistent with the plans put in place upon completing the acquisition on March 24, 2004. “As we have proceeded with the integration, we are confident in the outlook for transaction synergies of $125 million in 2004, and ultimately, $250 million annually,” said Crawford.

Conference Call

As announced, Caremark will hold a conference call to discuss second quarter 2004 results, guidance for 2004, and general operations of the company. The details of the call are as follows:

Date:	Thursday, July 29, 2004
Time:	11:30 a.m. Eastern Time
10:30 a.m. Central Time
Toll Number:	706-634-6560
Toll-Free Number:	888-596-9623
Leader:	Mac Crawford
Replay Number:	706-645-9291
Conference ID:	8750597

The call will also be broadcast live as well as replayed through the Internet. The webcast cast can be accessed through the “Investor Information” page on the Caremark Rx, Inc. website at www.caremarkrx.com.

A taped replay of the call will also be available beginning at 2:30 p.m. Eastern Time on Thursday, July 29, 2004, until Midnight Eastern Time, Thursday, August 5, 2004, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 23 specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company’s business, including revenue growth and earnings per share projections and the anticipated amount and timing of synergies and accretion from the AdvancePCS transaction and the amount of certain expenses to be incurred in connection with the transaction, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and the company’s other periodic filings from time to time with the SEC. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at

http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$873,236	$815,328
Accounts receivable, net	2,052,715	669,680
Inventories	270,161	204,939
Deferred tax asset, net	383,508	240,978
Prepaid expenses and other current assets	25,374	15,752

Total current assets	3,604,994	1,946,677

Property and equipment, net	294,202	159,769
Goodwill	6,880,906	49,171
Other intangible assets, net	943,016	9,273
Deferred tax asset, net	—	227,426
Other assets	58,524	81,312

Total assets	$11,781,642	$2,473,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$560,641	$385,362
Claims and discounts payable	2,456,880	509,713
Other accrued expenses and liabilities	287,254	158,666
Income taxes payable	6,640	7,820
Current portion of long-term debt	4,000	2,500

Total current liabilities	3,315,415	1,064,061

Long-term debt, net of current portion	596,610	693,125
Deferred tax liability	65,222	—
Other long-term liabilities	264,690	75,804

Total liabilities	4,241,937	1,832,990

Commitments and contingencies

Stockholders’ equity:
Common stock	471	269
Additional paid-in capital	8,507,866	1,762,477
Unearned stock-based compensation	(37,391)	—
Treasury stock	(62,391)	(28,782)
Shares held in trust	(100,034)	(101,103)
Accumulated deficit	(757,826)	(981,233)
Accumulated other comprehensive loss	(10,990)	(10,990)

Total stockholders’ equity	7,539,705	640,638

Total liabilities and stockholders’ equity	$11,781,642	$2,473,628

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004 (a)	2003	2004 (a)	2003
Net revenue	$7,304,442	$2,204,039	$10,330,385	$4,367,835
Operating expenses:
Cost of revenues (b)	6,894,591	2,019,399	9,689,402	4,011,100
Selling, general and administrative expenses	119,945	48,785	175,856	94,888
Depreciation	24,474	10,740	37,263	20,599
Amortization of intangible assets .	12,300	18	13,359	35
Stock option expense	8,266	—	9,085	—
Integration and other related expenses	5,028	—	15,438	—

Operating income	239,838	125,097	389,982	241,213
Interest expense, net	8,578	10,875	18,408	21,969

Income before provision for income taxes	231,260	114,222	371,574	219,244
Provision for income taxes	92,041	45,688	148,167	87,697

Net income . .	$139,219	$68,534	$223,407	$131,547

Average number of common shares outstanding—basic	459,817	256,391	368,785	255,864
Dilutive effect of stock options and warrants	11,110	7,215	9,635	6,832

Average number of common shares outstanding—diluted	470,927	263,606	378,420	262,696

Net income per common share—diluted	$0.30	$0.26	$0.59	$0.50

Pharmacy claims:
Mail	11,431	6,103	18,572	12,054
Retail	133,927	22,090	168,192	44,370

Total	145,358	28,193	186,764	56,424

Adjusted Claims (Note 4)	167,808	40,084	222,963	79,809

Supplemental presentation of non-GAAP financial measures:
EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 2)	$276,612	$135,855	$440,604	$261,847

EBITDA excluding integration and other related expenses (Notes 2 and 3)	$281,640	$135,855	$456,042	$261,847

EBITDA per adjusted claim excluding integration and other related expenses (Notes 3 and 4)	$1.68	$3.39	$2.05	$3.28

Net income per common share—diluted excluding integration and other related expenses (Note 3)	$0.30	$0.26	$0.61	$0.50

(a)	Includes the results of operations of AdvancePCS beginning March 24, 2004.
(b)	Excludes depreciation which is presented separately.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2004 (a)	2003
Cash flows from continuing operations:
Net income	$223,407	$131,547
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	101,252	78,058
Depreciation and amortization	50,622	20,634
Bad debt	8,318	6,758
Stock option expense	9,085	—
Non-cash interest expense	1,645	1,804
Writeoff of deferred financing costs	2,206	—
Other non-cash expenses	249	541
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	305,112	28,049

Net cash provided by continuing operations	701,896	267,391

Cash flows from investing activities:
Capital expenditures, net	(31,151)	(26,589)
Acquisitions of businesses, net of cash acquired	(391,021)	(319)
Partial liquidation of cost-method investment	10,382	—

Net cash used in investing activities	(411,790)	(26,908)

Cash flows from financing activities:
Net repayments under credit facilities	(96,625)	(1,250)
Principal payment under AdvancePCS Senior Notes Tender Offer	(206,810)	—
Net proceeds from exercise of stock options and retirement of warrants	113,691	39,214
Purchase of treasury stock	(33,609)	(6,111)
Deferred financing costs	(3,857)	(100)
Securities issuance costs	(2,729)	—

Net cash provided by (used in) financing activities	(229,939)	31,753
Cash used in discontinued operations	(2,259)	(53,262)

Net increase in cash and cash equivalents	57,908	218,974
Cash and cash equivalents—beginning of period	815,328	306,804

Cash and cash equivalents—end of period	$873,236	$525,778

Non-cash investing and financing activities related to the AdvancePCS acquisition:
Fair value of non-cash net assets acquired (based on the Company's preliminary purchase price allocation)	$6,913,941

Issuance of approximately 191 million shares of common stock	$6,227,720
Issuance of replacement stock options for the purchase of approximately 14 million shares of common stock, net of approximately $49.9 million allocated to unearned compensation	271,909
Issuance of replacement warrants for the purchase of approximately 902,000 shares of common stock	15,000

Fair value of non-cash consideration	$6,514,629

(a)	Includes the cash flows of AdvancePCS from March 24, 2004 through June 30, 2004.

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED PRO FORMA FINANCIAL AND STATISTICAL INFORMATION (a)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended June 30,
Financial Information	2004 Pro Forma	2003 Pro Forma	Percentage Increase
Net revenue	$7,304,442	$7,020,176	4%

Cost of revenues (b)	6,894,591	6,668,904	3%
Selling, general and administrative expenses	119,945	113,020	6%
Stock option expense	8,266	8,266	0%

EBITDA (Notes 2 and 3)	281,640	229,986	22%
Depreciation	24,474	21,104	16%
Amortization of intangible assets	12,300	12,318	0%

Operating income (Note 3)	244,866	196,564	25%
Interest expense, net	8,578	15,635	-45%

Income before provision for income taxes	236,288	180,929	31%
Provision for income taxes	94,043	71,971	31%

Net income	142,245	108,958	31%

Average number of common shares outstanding—diluted	470,927	452,041	4%

Net income per common share—diluted	$0.30	$0.24	25%

Claims Processed
Mail	11,431	10,285	11%
Retail	133,927	133,780	0%

Total	145,358	144,065	1%

Adjusted Claims (Note 4)	167,808	164,321	2%

EBITDA per adjusted claim (Notes 2 and 4)	$1.68	$1.40	20%

	Six Months Ended June 30,
Financial Information	2004 Pro Forma	2003 Pro Forma	Percentage Increase
Net revenue	$14,940,188	$13,810,794	8%

Cost of revenues (b)	14,150,298	13,116,951	8%
Selling, general and administrative expenses	237,264	229,596	3%
Stock option expense	17,266	17,266	0%

EBITDA (Notes 2 and 3)	535,360	446,981	20%
Depreciation	47,364	40,866	16%
Amortization of intangible assets	24,375	24,410	0%

Operating income (Note 3)	463,621	381,705	21%
Interest expense, net	18,518	31,956	-42%

Income before provision for income taxes	445,103	349,749	27%
Provision for income taxes	177,191	139,126	27%

Net income	267,912	210,623	27%

Average number of common shares outstanding—diluted	467,505	454,701	3%

Net income per common share—diluted	$0.57	$0.46	24%

Claims Processed
Mail	22,754	20,282	12%
Retail	271,665	268,331	1%

Total	294,419	288,613	2%

Adjusted Claims (Note 4)	338,980	328,455	3%

EBITDA per adjusted claim (Notes 2 and 4)	$1.58	$1.36	16%

(a)	Assumes the AdvancePCS acquisition occurred at the beginning of each period presented. See Note 1.
(b)	Excludes depreciation which is presented separately.

Caremark Rx, Inc.

Notes to Press Release Tables

June 30, 2004

(1)	On March 24, 2004, we completed our previously announced acquisition of AdvancePCS. The accompanying balance sheet as of June 30, 2004, reflects the impact of this transaction and the preliminary allocation of the purchase price we paid to the net assets we acquired from AdvancePCS. This purchase price allocation is preliminary and subject to revision based on the outcome of ongoing evaluations of these net assets.

The results of operations and cash flows of AdvancePCS for the period subsequent to the acquisition are included in the accompanying condensed consolidated statements of operations and cash flows. To assist you in understanding the impact of the AdvancePCS acquisition, we have also included pro forma information presenting the results of operations of Caremark Rx, Inc. and AdvancePCS as if the acquisition of AdvancePCS had been completed at the beginning of each period presented.

The actual results of operations of AdvancePCS included in the pro forma information include increases to net revenue and cost of revenues of approximately $1.0 billion and $2.0 billion for the quarter and six months ended June 30, 2003, respectively, from the amounts previously reported by AdvancePCS to reflect the impact of conforming AdvancePCS’s policy for recording retail copayments to that used by Caremark Rx, Inc. These adjustments had no effect on the historical operating income or net income of AdvancePCS or the pro forma combined company.

The pro forma adjustments to the historical results of Caremark Rx and AdvancePCS also include the following items:

•	Elimination of revenues and cost of revenues generated from Caremark Rx’s historical participation in AdvancePCS’s specialty pharmacy networks (no impact to operating income or net income).

•	An increase in amortization of intangible assets of approximately $9 million per quarter for the incremental amount of amortization related to the identifiable intangible assets identified in the preliminary purchase price allocation. These amounts may be revised in the future as Caremark Rx’s evaluation of acquired intangible assets is finalized.

•	Addition of stock option expense for the intrinsic value of AdvancePCS unvested options at the acquisition date.

•	Elimination of integration and other related expenses which are directly related to the transaction.

•	A decrease in interest expense to reflect the elimination of interest expense associated with the $186.2 million of AdvancePCS’s 8 ½% Senior Notes Due 2008 that Caremark Rx repurchased in conjunction with the acquisition of AdvancePCS.

•	The provision for income taxes on pro forma adjustments has been calculated using a 40% rate, which is Caremark Rx’s historical effective tax rate on book income. This rate changed to 39.8% in the second quarter of 2004.

•	The average number of common shares outstanding – diluted has been adjusted to reflect the impact of the common shares, replacement stock options and replacement warrants issued in connection with the acquisition.

(2)	We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance; its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income	$139,219	$68,534	$223,407	$131,547
Depreciation	24,474	10,740	37,263	20,599
Amortization of intangible assets	12,300	18	13,359	35
Interest expense, net	8,578	10,875	18,408	21,969
Provision for income taxes	92,041	45,688	148,167	87,697

EBITDA	276,612	135,855	440,604	261,847
Cash interest (payments) receipts	395	(19,945)	(24,234)	(21,727)
Cash tax (payments) refunds	38,816	(2,915)	34,318	(9,368)
Other non-cash expenses	13,768	144	19,858	541
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	169,354	16,520	231,350	36,098

Net cash provided by continuing operations	$498,945	$129,659	$701,896	$267,391

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(3)	In the quarter and six months ended June 30, 2004, we incurred approximately $5.0 million and $15.4 million of expenses, respectively, primarily for: (1) integration activities related to our acquisition of AdvancePCS, including pre-acquisition integration planning; (2) involuntary termination/employee retention benefits ($2.9 million quarter-to-date and $4.4 million year-to-date) and (2) writing off approximately $2.2 million (in the first quarter of 2004) of deferred financing costs related to our credit agreement that was replaced upon consummation of the AdvancePCS acquisition. The analyses used by management to evaluate the performance of our business excludes these integration and other related expenses.

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration and other related expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to note 2 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration and other related expenses are as follows (in thousands, except per share amounts):

	Three Months Ended	Six Months Ended
	June 30, 2004	June 30, 2004
EBITDA	$276,612	$440,604
Integration and other related expenses. . . . .	5,028	15,438

EBITDA excluding integration and other related expenses	$281,640	$456,042

Net income	$139,219	$223,407
Integration and other related expenses (net of income tax benefit)	3,027	9,294

Net income excluding integration and other related expenses	$142,246	$232,701

Net income per common share—diluted	$0.30	$0.59
Integration and other related expenses per share (net of tax benefit)	—	0.02

Net income per common share—diluted excluding integration and other related expenses	$0.30	$0.61

(4)	Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ HOWARD A. MCLURE
Howard A. McLure Executive Vice President and Chief Financial Officer

Date: July 29, 2004